CUSTODIAN AGREEMENT

     THIS AGREEMENT, made as of the day of March, 1996, by and between Voyageur Funds, Inc., a Minnesota corporation (the "Fund"), for and on behalf of each series of the Fund that adopts this Agreement (said series being hereinafter referred to, individually, as a "Series" and, collectively, as the "Series"), and Marquette Trust Compant, a trust company organized and existing under the laws of the State of Minnesota (the "Custodian"). The name of each Series that adopts this Agreement and the effective date of this Agreement with respect to each such Series are set forth in Exhibit A hereto.

     WITNESSETH:

     WHEREAS, the Fund desires to appoint the Custodian as the custodian for the assets of each Series, and the Custodian desires to accept such appointment, pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein made, the Fund and the Custodian agree as follows:

                             ARTICLE 1. DEFINITIONS
                             ----------------------

     The word "Securities" as used herein shall be construed to include, without being limited to, shares, stocks, bonds, debentures, notes, scrip, participation certificates, rights to subscribe, warrants, options, certificates of deposit, bankers' acceptances, repurchase agreements, commercial paper, choses in action, evidences of indebtedness, investment contracts, voting trust certificates, certificates of indebtedness and certificates of interest of any and every kind and nature whatsoever, secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust, entity or person, public or private, whether organized under the laws of the United States, or any state, commonwealth, territory or possession thereof, or organized under the laws of any foreign country, or any state, province, territory or possession thereof, or issued or to be issued by the United States government or any agency or instrumentality thereof, options on stock indexes, stock index and interest rate futures contracts and options thereon, and other futures contracts and options thereon.

     The words "Written Order from the Fund" shall mean a writing signed or initialed by one or more person or persons designated in the current certified list referred to in Article 2, provided that if said writing is signed by only one person, that person shall be an officer of the Fund designated in said current certified list. "Written Order from the Fund' also may include a communication effected directly between electro-mechanical or electronic devices (including, but not limited to, facsimile transceivers) provided that management of the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the assets of each Series.

           ARTICLE 2. NAMES, TITLES AND SIGNATURES OF FUND'S OFFICERS
           ----------------------------------------------------------

     The Fund shall certify to the Custodian the names, titles and signatures of officers and other persons who are authorized to give any Written Order from the Fund on behalf of each Series. The Fund agrees that, whenever any change in such authorization occurs, it will file with the Custodian a new certified list of names, titles and signatures which shall be signed by at least one officer previously certified to the Custodian if any such officer still holds an office in the Fund. The Custodian is authorized to rely and act upon the names, titles and signatures of the individuals as they appear in the most recent such certified list which has been delivered to the Custodian as hereinbefore provided.

                   ARTICLE 3. SUB-CUSTODIANS AND DEPOSITORIES
                   ------------------------------------------

     Notwithstanding any other provision in this Agreement to the contrary, all or any of the cash and Securities of each Series may be held in the Custodian's own custody or in the custody of one or more other banks or trust companies selected by the Custodian or as directed in one or more Written Orders from the Fund. Any such sub-custodian must have the qualifications required for custodians under the Investment Company Act of 1940, as amended. The Custodian or sub-custodian, as the case may be, may participate directly or indirectly in one or more "securities depositories" (as defined in Rule 17f-4 under the Investment Company Act of 1940, as amended, or in any successor provisions or rules thereto). Any references in this Agreement to the delivery of Securities by or to the Custodian shall, with respect to Securities custodied with one of the aforementioned "securities depositories," be interpreted to mean that the Custodian shall cause a bookkeeping entry to be made by the applicable securities depository to indicate the transfer of ownership of the applicable Security to or from the Fund, all as set forth in one or more Written Orders from the Fund. Additionally, any references in this Agreement to the receipt of proceeds or payments with respect to Securities transactions shall, with respect to Securities custodied with one of the aforementioned "securities depositories," be interpreted to mean that the Custodian shall have received an advice from such securities depository that said proceeds or payments have been received by such depository and deposited in the Custodian's account.

                   ARTICLE 4. RECEIPT AND DISBURSING OF MONEY
                   ------------------------------------------

     SECTION (1). The Fund shall from time to time cause cash owned by the Fund to be delivered or paid to the Custodian for the account of any Series, but the Custodian shall not be under any obligation or duty to determine whether all cash of the Fund is being so deposited or to take any action or to give any notice with respect to cash not so deposited. The Custodian agrees to hold such cash, together with any other sum collected or received by it for or on behalf of each Series of the Fund, in the account of such Series in conformity with the terms of this Agreement. The Custodian shall be authorized to disburse cash from the account of each Series only:

          a) upon receipt of and in accordance with Written Orders from the Fund stating that such cash is being used for one or more of the following purposes, and specifying such purpose or purposes, provided, however, that a reference in such Written Order from the Fund to the pertinent paragraph or paragraphs of this Article shall be sufficient compliance with this provision:

          (i)  the payment of interest;

          (ii) the payment of dividends;

         (iii) the payment of taxes;

          (iv) the payment of the fees or charges to any investment adviser of any Series;

          (v) the payment of fees to a Custodian, stock registrar, transfer agent or dividend disbursing agent for any Series;

          (vi) the payment of distribution fees and commissions;

         (vii) the payment of any operating expenses, which shall be deemed to include legal and accounting fees and all other expenses not specifically referred to in this paragraph (a);

        (viii) payments to be made in connection with the conversion, exchange or surrender of Securities owned by any Series;

          (ix) payments on loans that may from time to time be due;

          (x) payment to a recognized and reputable broker for Securities purchased by the Fund through said broker (whether or not including any regular brokerage fees, charges or commissions on the transaction) upon receipt by the Custodian of such Securities in proper form for transfer and after the receipt of a confirmation from the broker or dealer with respect to the transaction;

          (xi) payment to an issuer or its agent on a subscription for Securities of such issuer upon the exercise of rights so to subscribe, against a receipt from such issuer or agent for the cash so paid;

          (b) as provided in Article 5 hereof; and

          (c) upon the termination of this Agreement.

     SECTION (2). The Custodian is hereby appointed the attorney-in-fact of the Fund to use reasonable efforts to enforce and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of each Series and drawn to or to the order of the Fund and to deposit them in the account of the applicable Series. Article 5. Receipt of Securities

     The Fund agrees to place all of the Securities of each Series in its account with the Custodian, but the Custodian shall not be under any obligation or duty to determine whether all Securities of any Series are being so deposited, or to require that such Securities be so deposited, or to take any action or give any notice with respect to the Securities not so deposited. The Custodian agrees to hold such Securities in the account of the Series designated by the Fund, in the name of the Fund or of bearer or of a nominee of the Custodian, and in conformity with the terms of this Agreement. The Custodian also agrees, upon Written Order from the Fund, to receive from persons other than the Fund and to hold in the account of the Series designated by the Fund Securities specified in said Written Order of the Fund, and, if the same are in proper form, to cause payment to be made therefor to the persons from whom such Securities were received, from the funds of the applicable Series held by the Custodian in said account in the amounts provided and in the manner directed by the Written Order from the Fund.

     The Custodian agrees that all Securities of each Series placed in its custody shall be kept physically segregated at all times from those of any other Series, person, firm or corporation, and shall be held by the Custodian with all reasonable precautions for the safekeeping thereof. Upon delivery of any Securities of any Series to a subcustodian pursuant to Article 3 of this Agreement, the Custodian will create and maintain records identifying those assets which have been delivered to the subcustodian as belonging to the applicable Series.

                       ARTICLE 6. DELIVERY OF SECURITIES
                       ---------------------------------

        The Custodian agrees to transfer, exchange or deliver Securities as provided in Article 7, or on receipt by it of, and in accordance with, a Written Order from the Fund in which the Fund shall state specifically which of the following cases is covered thereby:

          (a) in the case of deliveries of Securities sold by the Fund, against receipt by the Custodian of the proceeds of sale and after receipt of a confirmation from a broker or dealer (or, in accordance with industry practice with respect to "same day trades," acceptance of delivery of such securities by the broker or dealer, which acceptance is followed up by confirmation thereof within the normal settlement period) with respect to the transaction;

          (b) in the case of deliveries of Securities which may mature or be called, redeemed, retired or otherwise become payable, against receipt by the Custodian of the sums payable thereon or against interim receipts or other proper delivery receipts;

          (c) in the case of deliveries of Securities which are to be transferred to and registered in the name of the Fund or of a nominee of the Custodian and delivered to the Custodian for the account of the Series, against receipt by the Custodian of interim receipts or other proper delivery receipts;

          (d) in the case of deliveries of Securities to the issuer thereof, its transfer agent or other proper agent, or to any committee or other organization for exchange for other Securities to be delivered to the Custodian in connection with a reorganization or recapitalization of the issuer or any split-up or similar transaction involving such Securities, against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

          (e) in the case of deliveries of temporary certificates in exchange for permanent certificates, against receipt by the Custodian of such permanent certificates or against interim receipts or other proper delivery receipts;

          (f) in the case of deliveries of Securities upon conversion thereof into other Securities, against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

          (g) in the case of deliveries of Securities in exchange for other Securities (whether or not such transactions also involve the receipt or payment of cash), against receipt by the Custodian of such other Securities or against interim receipts or other proper delivery receipts;

          (h) in the case of warrants, rights or similar Securities, the surrender thereof in the exercise of such warrants, rights or similar Securities or the surrender of interim receipts or temporary Securities for definitive Securities;

          (i) for delivery in connection with any loans of securities made by the Fund for the benefit of any Series, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund;

          (j) for delivery as security in connection with any borrowings by the Fund for the benefit of any Series requiring a pledge of assets from the applicable Series, but only against receipt of amounts borrowed;

          (k) for delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a bank, broker-dealer or futures commission merchant relating to compliance with applicable rules and regulations regarding account deposits, escrow or other arrangements in connection with transactions by the Fund for the benefit of any Series;

          (l) in a case not covered by the preceding paragraphs of this Article, upon receipt of a resolution adopted by the Board of Directors of the Fund, signed by an officer of the Fund and certified to by the Secretary, specifying the Securities and assets to be transferred, exchanged or delivered, the purposes for which such delivery is being made, declaring such purposes to be proper corporate purposes, and naming a person or persons (each of whom shall be a properly bonded officer or employee of the Fund) to whom such transfer, exchange or delivery is to be made; and

          (m) in the case of deliveries pursuant to paragraphs (a) through (k) above, the Written Order from the Fund shall direct that the proceeds of any Securities delivered, or Securities or other assets exchanged for or in lieu of Securities so delivered, are to be delivered to the Custodian.

        ARTICLE 7. CUSTODIAN'S ACTS WITHOUT WRITTEN ORDERS FROM THE FUND
        ----------------------------------------------------------------

     Unless and until the Custodian receives contrary Written Orders from the Fund, the Custodian shall without order from the Fund:

          (a) present for payment all bills, notes, checks, drafts and similar items, and all coupons or other income items (except stock dividends), held or received for the account of any Series, and which require presentation in the ordinary course of business, and credit such items to the account of the applicable Series conditionally, subject to final payment;

          (b) present for payment all Securities which may mature or be called, redeemed, retired or otherwise become payable and credit such items to the account of the applicable Series conditionally, subject to final payment;

          (c) hold for and credit to the account of any Series all shares of stock and other Securities received as stock dividends or as the result of a stock split or otherwise from or on account of Securities of the Series, and notify the Fund, in the Custodian's monthly reports to the Fund, of the receipt of such items;

          (d) deposit or invest (as instructed from time to time by the Fund) any cash received by it from, for or on behalf of any Series to the credit of the account of the applicable Series;

          (e) charge against the account for any Series disbursements authorized to be made by the Custodian hereunder and actually made by it, and notify the Fund of such charges at least once a month;

          (f) deliver Securities which are to be transferred to and reissued in the name of any Series, or of a nominee of the Custodian for the account of any Series, and temporary certificates which are to be exchanged for permanent certificates, to a proper transfer agent for such purpose against interim receipts or other proper delivery receipts; and

          (g) hold for disposition in accordance with Written Orders from the Fund hereunder all options, rights and similar Securities which may be received by the Custodian and which are issued with respect to any securities held by it hereunder, and notify the Fund promptly of the receipt of such items.

                         ARTICLE 8. SEGREGATED ACCOUNTS
                         ------------------------------

     Upon receipt of a Written Order from the Fund, the Custodian shall establish and maintain one or more segregated accounts for and on behalf of the Series specified in said Written Order from the Fund for purposes of segregating cash and/or Securities (of the type agreed upon from time to time by the Custodian and the Fund) for the purpose or purposes specified in said Written Order from the Fund.

                         ARTICLE 9. DELIVERY OF PROXIES
                         ------------------------------

     The Custodian shall deliver promptly to the Fund all proxies, notices and communications with relation to Securities held by it which it may receive from sources other than the Fund.

                              ARTICLE 10. TRANSFER
                              --------------------

     The Fund shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer any Securities which it may hold for the account of any Series of the Fund. For the purpose of facilitating the handling of Securities, unless otherwise directed by Written Order from the Fund, the Custodian is authorized to hold Securities deposited with it under this Agreement in the name of its registered nominee or nominees (as defined in the Internal Revenue Code and any regulations of the United States Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes) and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any state. The Custodian shall, if requested by the Fund, advise the Fund of the certificate number of each certificate so presented for transfer and that of the certificate received in exchange therefor, and shall use its best efforts to the end that the specific Securities held by it hereunder shall be at all times identifiable.

               ARTICLE 11. TRANSFER TAXES AND OTHER DISBURSEMENTS
               --------------------------------------------------

     The Fund, for and on behalf of each Series, shall pay or reimburse the Custodian for any transfer taxes payable upon transfers of Securities made hereunder, including transfers incident to the termination of this Agreement, and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance or incident to the termination of this Agreement, and the Custodian shall have a lien upon any cash or Securities held by it for the account of each applicable Series of the Fund for all such items, enforceable, after thirty days' written notice by registered mail from the Custodian to the Fund, by the sale of sufficient Securities to satisfy such lien. The Custodian may reimburse itself by deducting from the proceeds of any sale of Securities an amount sufficient to pay any transfer taxes payable upon the transfer of Securities sold. The Custodian shall execute such certificates in connection with Securities delivered to it under this Agreement as may be required, under the provisions of any federal revenue act and any regulations of the Treasury Department issued thereunder or any state laws, to exempt from taxation any transfers and/or deliveries of any such Securities as may qualify for such exemption.

        ARTICLE 12 CUSTODIAN'S LIABILITY FOR PROCEEDS OF SECURITIES SOLD
        ----------------------------------------------------------------

     If the mode of payment for Securities to be delivered by the Custodian is not specified in the Written Order from the Fund directing such delivery, the Custodian shall make delivery of such Securities against receipt by it of cash, a postal money order or a check drawn by a bank, trust company or other banking institution, or by a broker named in such Written Order from the Fund, for the amount the Custodian is directed to receive. The Custodian shall be liable for the proceeds of any delivery of Securities made pursuant to this Article, but provided that it has complied with the provisions of this Article, only to the extent that such proceeds are actually received.

                         ARTICLE 13. CUSTODIAN'S REPORT
                         ------------------------------

     The Custodian shall furnish the Fund, as of the close of business on the last business day of each month, a statement showing all cash transactions and entries for the account of each Series of the Fund. The books and records of the Custodian pertaining to its actions as Custodian under this Agreement shall be open to inspection and audit, at reasonable times, by officers of, and auditors employed by, the Fund. The Custodian shall furnish the Fund with a list of the Securities held by it in custody for the account of each Series of the Fund as of the close of business on the last business day of each quarter of the Fund's fiscal year.

                      ARTICLE 14. CUSTODIAN'S COMPENSATION
                      ------------------------------------

     The Custodian shall be paid compensation at such rates and at such times as may from time to time be agreed on in writing by the parties hereto (as set forth with respect to each Series in Exhibit B hereto), and the Custodian shall have a lien for unpaid compensation, to the date of termination of this Agreement, upon any cash or Securities held by it for the Series accounts of the Fund, enforceable in the manner specified in Article 11 hereof.

          ARTICLE 15. DURATION, TERMINATION AND AMENDMENT OF AGREEMENT
          ------------------------------------------------------------

     This Agreement shall remain in effect with respect to each Series, as it may from time to time be amended, until it shall have been terminated as hereinafter provided, but no such amendment or termination shall affect or impair any rights or liabilities arising out of any acts or omissions to act occurring prior to such amendment or termination.

     The Custodian may terminate this Agreement by giving the Fund ninety days' written notice of such termination by registered mail addressed to the Fund at its principal place of business.

     The Fund may terminate this Agreement by giving ninety days' written notice thereof delivered by registered mail to the Custodian at its principal place of business. Additionally, this Agreement may be terminated with respect to any Series of the Fund pursuant to the same procedures, in which case this Agreement shall continue in full effect with respect to all other Series of the Fund.

     Upon termination of this Agreement, the assets of the Fund, or Series thereof, held by the Custodian shall be delivered by the Custodian to a successor custodian upon receipt by the Custodian of a Written Order from the Fund designating the successor custodian; and if no successor custodian is designated in said Written Order from the Fund, the Custodian shall, upon such termination, deliver all such assets to the Fund.

     This Agreement may be amended or terminated at any time by the mutual agreement of the Fund and the Custodian. Additionally, this Agreement may be amended or terminated with respect to any Series of the Fund at any time by the mutual agreement of the Fund and the Custodian, in which case such amendment or termination would apply to such Series amending or terminating this Agreement but not to the other Series of the Fund.

     This Agreement may not be assigned by the Custodian without the consent of the Fund, authorized or approved by a resolution of its Board of Directors.

                        ARTICLE 16. SUCCESSOR CUSTODIAN
                        -------------------------------

     Any bank or trust company into which the Custodian or any successor custodian may be merged or converted or with which it or any successor custodian may be consolidated, or any bank or trust company resulting from any merger, conversion or consolidation to which the Custodian or any successor custodian shall be a party, or any bank or trust company succeeding to the business of the Custodian, shall be and become the successor custodian without the execution of any instrument or any further act on the part of the Fund or the Custodian or any successor custodian.

     Any successor custodian shall have all the power, duties and obligations of the preceding custodian under this Agreement and any amendments thereof and shall succeed to all the exemptions and privileges of the preceding custodian under this Agreement and any amendments thereof.

                              ARTICLE 17. GENERAL
                              -------------------

     Nothing expressed or mentioned in or to be implied from any provisions of this Agreement is intended to give or shall be construed to give any person or corporation other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provision herein contained, this Agreement and all of the covenants, conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

     It is the purpose and intention of the parties hereto that the Fund shall retain all the power, rights and responsibilities of determining policy, exercising discretion and making decisions with respect to the purchase, or other acquisition, and the sale, or other disposition, of all of its Securities, and that the duties and responsibilities of the Custodian hereunder shall be limited to receiving and safeguarding the assets and Securities of each Series of the Fund and to delivering or disposing of them pursuant to the Written Order from the Fund as aforesaid, and the Custodian shall have no authority, duty or responsibility for the investment policy of the Fund or for any acts of the Fund in buying or otherwise acquiring, or in selling or otherwise disposing of, any Securities, except as hereinbefore specifically set forth

     The Custodian shall in no case or event permit the withdrawal of any money or Securities of the Fund upon the mere receipt of any director, officer, employee or agent of the Fund, but shall hold such money and Securities for disposition under the procedures herein set forth.

                 ARTICLE 18. STANDARD OF CARE: INDEMNIFICATION
                 ---------------------------------------------

     In connection with the performance of its duties and responsibilities hereunder, the Custodian (and each officer, employee, agent, sub-custodian and depository of or engaged by the Custodian) shall at all times be held to the standard of reasonable care. The Custodian shall be fully responsible for any action taken or omitted by any officer, employee, agent, sub-custodian or depository of or engaged by the Custodian to the same extent as if the Custodian were to take or omit to take such action directly. The Custodian agrees to indemnify and hold the Fund and each Series of the Fund harmless from and against any and all loss, liability and expense, including reasonable legal fees and expenses, arising out of the Custodian's own negligence, misfeasance, bad faith or willful misconduct or that of any officer, employee, agent, sub-custodian and depository of or engaged by the Custodian in the performance of the Custodian's duties and obligations under this Agreement; provided, however, that, notwithstanding any other provision in this Agreement, the Custodian shall not be responsible for the following:

          (a) any action taken or omitted in accordance with any Written Order from the Fund reasonably believed by the Custodian-to be genuine and to be signed by the proper party or parties; or

          (b) any action taken or omitted in reasonable reliance on the advice of counsel of or reasonably acceptable to the Fund relating to any of its duties and responsibilities hereunder.

     The Fund agrees to indemnify and hold the Custodian harmless from and against any and all loss, liability and expense, including reasonable legal fees and expenses, arising out of the performance by the Custodian (and each officer, employee, agent, sub-custodian and depository of or engaged by the Custodian) of its duties and responsibilities under this Agreement, but only to the extent such loss, liability or expense is not caused by the failure of the Custodian (or any officer, employee, agent, sub-custodian or depository of or engaged by the Custodian, as applicable) to exercise reasonable care in the performance of its duties and responsibilities under this Agreement.

                           ARTICLE 19. EFFECTIVE DATE
                           --------------------------

     This Agreement shall become effective with respect to each Series that adopts this Agreement when this Agreement shall have been approved with respect to such Series by the Board of Directors of the Fund. The effective date with respect to each Series shall be set forth on Exhibit A hereto. The Fund shall transmit to the Custodian promptly after such approval by said Board of Directors a copy of its resolution embodying such approval, certified by the Secretary of the Fund.

                           ARTICLE 20. GOVERNING LAW
                           -------------------------

     This Agreement is executed and delivered in Minneapolis, Minnesota, and the laws of the State of Minnesota shall be controlling and shall govern the construction, validity and effect of this contract.

     IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be executed in duplicate as of the date first above written by their duly authorized officers.

ATTEST:                                 VOYAGEUR FUNDS, INC.

/s/Thomas J. Abood                      By /s/John G. Taft
--------------------                        --------------------
Secretary                                     John G. Taft


                                         Its /s/President
                                             ------------------
                                                President



ATTEST:                                 MARQUETTE TRUST COMPANY


/s/Robert B. Bean                       By /s/Craig W. Huntley
--------------------                      --------------------
Trust Officer                                 Craig W. Huntley

                                         Its /s/President
                                             ------------------
                                                President


                                   EXHIBIT A
                                       to
                              CUSTODIAN AGREEMENT
                                    between
                              VOYAGEUR FUNDS, INC.
                                      and
                            MARQUETTE TRUST COMPANY


                NAME OF SERIES                          EFFECTIVE DATE
                --------------                          --------------

                Voyageur Financial Institutions
                Short Duration Portfolio                March 20, 1996

                Voyageur Financial Institutions
                Intermediate Duration Portfolio         March 20, 1996

                Voyageur Funancial Institutions
                Core Portfolio                          March 20, 1996


                                   EXHIBIT B
                                       to
                              CUSTODIAN AGREEMENT
                                    between
                              VOYAGEUR FUNDS, INC.
                                      and
                            MARQUETTE TRUST COMPANY

     NAME OF SERIES                       CUSTODIAN COMPENSATION
     --------------                       ----------------------
     Voyageur Financial Institutions      Custodian  shall  be paid a  monthly  fee  equivalent  on an
     Short Duration Portfolio             annual basis to 0.10% of the average daily net assets of the fund.  "Average daily net assets" shall be determined on the basis  of the  fund's  net  assets  as of the  close of each business  day of the  month  pursuant  to  fund's  currently effective prospectus. This fee shall be payable on or before the fifth day of each month for  services  performed  during the previous month. If the fund commences  operations  after
                                          the  beginning  of  a  month  or  the  Custodian   Agreement
                                          terminates  prior  to the end of a month,  the fee  shall be pro-rated  based on that  portion of the month  during which services are performed.

     Voyageur Financial Institutions      No fees shall be paid for this fund.
     Intermediate Duration Portfolio

     Voyageur Financial Institutions      No fees shall be paid for this fund.
     Core Portfolio